UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PagSeguro Digital Ltd.
(Exact Name of Registrant as Specified in Its Charter)

The Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification no.)

Av. Brigadeiro Faria Lima, 1384, 4º andar, parte A São Paulo, SP, 01451-001, Brazil	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.    ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.    ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.    ☐

Securities Act registration statement file number to which this form relates:

333-222292

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A Common Shares, US$0.000025 par value per share	New York Stock Exchange, LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The description of the securities to be registered that appears under the captions “Principal and Selling Shareholder,” “Description of Share Capital,” “Dividends and Dividend Policy” and “Taxation” in the Prospectus forming a part of the Registration Statement on Form F-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on December 26, 2017, as amended from time to time (File No. 333-222292), including exhibits, and as may be subsequently amended from time to time (the “F-1 Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any Prospectus relating to the F-1 Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Registration Statement.

Item 2.	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PagSeguro Digital Ltd.

Date: January 18, 2018	By:	/s/ Eduardo Alcaro
	Name:	Eduardo Alcaro
	Title:	Chief Financial and Investor Relations Officer, Chief Accounting Officer and Director